Exhibit 99.2


                              A. LAWER CORPORATION

          FINANCIAL STATEMENTS AS OF DECEMBER 31, 1998, 1997, AND 1996
                                  TOGETHER WITH
                                AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To A. Lawer Corporation:


We have audited the accompanying balance sheets of A. LAWER CORPORATION (a California corporation) as of December 31, 1998 and 1997 and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of A. Lawer Corporation as of December 31, 1998 and 1997 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.



ARTHUR ANDERSEN LLP

Atlanta, Georgia
October 15, 1999

                              A. LAWER CORPORATION

                                 BALANCE SHEETS

                           DECEMBER 31, 1998 AND 1997


                                     ASSETS

                                                                                         1998             1997
                                                                                    -------------      -----------
CURRENT ASSETS:

    Cash and cash equivalents                                                       $       3,307      $   121,875
    Trade accounts receivable, net of allowance for doubtful accounts of
       $57,600 and $77,400 in 1998 and 1997, respectively                               4,742,560        2,994,127
    Inventories                                                                         2,143,014        1,582,098
    Costs and estimated earnings in excess of billings on uncompleted
       contracts                                                                          871,494          705,910
    Prepaid expenses and other current assets                                              70,428           47,017
                                                                                    -------------      -----------
              Total current assets                                                      7,830,803        5,451,027
                                                                                    -------------      -----------
VEHICLES, EQUIPMENT, AND LEASEHOLD IMPROVEMENTS, NET
                                                                                          996,319        1,061,097
                                                                                    -------------      -----------
OTHER ASSETS:
    Goodwill, net                                                                          65,934           72,967
    Other assets                                                                            8,236           46,112
                                                                                    -------------      -----------
              Total other assets                                                           74,170          119,079
                                                                                    -------------      -----------
              Total assets                                                             $8,901,292       $6,631,203
                                                                                    =============      ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current maturities of long-term debt                                              $   833,812      $   617,954
    Trade accounts payable                                                              1,846,929        1,568,331
    Stockholder distributions payable                                                     288,600                0
    Accrued expenses                                                                    1,364,826        1,066,206
    Billings in excess of costs and estimated earnings on uncompleted
       contracts                                                                          667,797          540,915
                                                                                    -------------      -----------
              Total current liabilities                                                 5,001,964        3,793,406
                                                                                    -------------      -----------
LONG-TERM DEBT, NET OF CURRENT MATURITIES                                                 801,627          893,884
                                                                                    -------------      -----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
    Common stock, no par value; 20,000 shares authorized, 1,000 shares issued
       and outstanding in 1998 and 1997                                                         0                0
    Contributed capital                                                                   280,000          280,000
    Retained earnings                                                                   2,817,701        1,663,913
                                                                                    -------------      -----------
              Total stockholders' equity                                                3,097,701        1,943,913
                                                                                    -------------      -----------
              Total liabilities and stockholders' equity                               $8,901,292       $6,631,203
                                                                                    =============      ===========


      The accompanying notes are an integral part of these balance sheets.

                              A. LAWER CORPORATION

                            STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996



                                                                  1998               1997               1996
                                                                -----------         -----------        -----------
NET SALES                                                       $26,973,535         $22,974,301        $16,174,173

COST OF SALES                                                    19,752,052          17,987,710         13,096,141
                                                                -----------         -----------        -----------
GROSS PROFIT                                                      7,221,483           4,986,591          3,078,032

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES                     4,941,336           3,479,682          2,424,265
                                                                -----------         -----------        -----------
INCOME FROM OPERATIONS                                            2,280,147           1,506,909            653,767
                                                                -----------         -----------        -----------
OTHER INCOME (EXPENSES):
    Interest expense                                               (191,191)           (166,319)          (110,439)
    Interest income                                                     148               1,860              2,344
    Miscellaneous income (expense)                                  (19,140)              1,400             (3,837)
                                                                -----------         -----------        -----------
              Total other expenses                                 (210,183)           (163,059)          (111,932)
                                                                -----------         -----------        -----------
NET INCOME                                                     $  2,069,964        $  1,343,850      $     541,835
                                                               ============        ============      =============



        The accompanying notes are an integral part of these statements.

                              A. LAWER CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996


                                                   COMMON STOCK
                                             -------------------------
                                              NUMBER                      CONTRIBUTED            RETAINED
                                             OF SHARES       AMOUNT         CAPITAL              EARNINGS           TOTAL
                                             --------        -----        ------------         ----------        ----------
BALANCE, DECEMBER 31, 1995                   1,000           $0            $280,000        $   870,481       $ 1,150,481

    Distributions to stockholders                0            0                   0           (281,592)         (281,592)
    Net income                                   0            0                   0            541,835           541,835
                                           --------        -----        ------------         ----------        ----------
BALANCE, DECEMBER 31, 1996                   1,000            0             280,000          1,130,724         1,410,724

    Distributions to stockholders                0            0                   0           (810,661)         (810,661)
    Net income                                   0            0                   0          1,343,850         1,343,850
                                           --------        -----        ------------         ----------        ----------
BALANCE, DECEMBER 31, 1997                   1,000            0             280,000          1,663,913         1,943,913


    Distributions to stockholders                0            0                   0           (916,176)         (916,176)
    Net income                                   0            0                   0          2,069,964         2,069,964
                                           --------        -----        ------------         ----------        ----------
BALANCE, DECEMBER 31, 1998                   1,000           $0            $280,000         $2,817,701        $3,097,701
                                           ========        =====        ============         ==========        ==========

        The accompanying notes are an integral part of these statements.

                              A. LAWER CORPORATION

                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996



                                                                             1998           1997          1996
                                                                           ----------    ----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                              $2,069,964    $1,343,850    $   541,835
   Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation and amortization expense                                274,181       255,828        169,964
         Loss (gain) on sale of assets                                         60,054        (1,400)         3,837
         Changes in assets and liabilities, net of effects of
            acquisition:
               Accounts receivable                                         (1,748,433)     (740,892)      (188,523)
               Inventory                                                     (560,916)     (197,574)        (1,787)
               Other assets                                                  (151,119)     (335,547)      (141,207)
               Trade accounts payable                                         278,598       244,343        346,173
               Accrued expenses                                               298,620       354,975        236,424
               Other liabilities                                              126,882       227,184        109,806
                                                                           ----------    ----------    -----------
                 Net cash provided by operating activities                    647,831     1,150,767      1,076,522
                                                                           ----------    ----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of vehicles, equipment and leasehold improvements                (269,008)     (573,854)      (293,665)
   Purchase of business                                                             0             0        (91,789)
   Proceeds from sale of vehicles and equipment                                 6,584         6,441         38,194
                                                                           ----------    ----------    -----------
                 Net cash used in investing activities                       (262,424)     (567,413)      (347,260)
                                                                           ----------    ----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds (repayments) on line of credit, net                               126,669        99,840       (145,000)
   Repayments on stockholders, and related-party loans                        (24,001)      (20,134)       (20,011)
   Borrowings on stockholders, and related-party loans                         65,443             0              0
   Proceeds from long-term debt                                                64,648        47,575         38,909
   Repayments on long-term debt                                              (109,158)     (103,852)       (82,852)
   Distributions to stockholders                                             (627,576)     (810,661)      (281,592)
                                                                           ----------    ----------    -----------
                 Net cash used in financing activities                       (503,975)     (787,232)      (490,546)
                                                                           ----------    ----------    -----------
NET CHANGE IN CASH                                                           (118,568)     (203,878)       238,716

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                121,875       325,753         87,037
                                                                           ----------    ----------    -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                   $    3,307    $  121,875    $   325,753
                                                                           ----------    ----------    -----------
                                                                           ----------    ----------    -----------
SUPPLEMENTAL DISCLOSURES:
   Cash paid for interest                                                  $  191,191    $  166,319    $   110,439
                                                                           ----------    ----------    -----------
                                                                           ----------    ----------    -----------
NONCASH INVESTING ACTIVITIES:
   Acquisition of business:
      Assets                                                                                           $    91,789
      Liabilities assumed                                                                                        0
                                                                                                       -----------
NET CASH PAID                                                                                          $    91,789
                                                                                                       -----------
                                                                                                       -----------



        The accompanying notes are an integral part of these statements.

                              A. LAWER CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1998, 1997, AND 1996



  1.  NATURE OF BUSINESS

      A. Lawer Corporation (the "Company"), which was incorporated in 1991, is a national manufacturer and distributor of visual display products based in Corona, California. The Company's products are marketed principally to schools and commercial customers by a direct bidding process and through a network of distributors.

      The Company operates from three manufacturing facilities in Corona, California; Indiana, Pennsylvania; and Pompano Beach, Florida. The Company also has sales offices strategically located throughout the United States.


  2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

      CASH AND CASH EQUIVALENTS

      All highly liquid investments purchased with an original maturity at acquisition of 90 days or less are considered to be cash equivalents.

      INVENTORIES

      Inventories are stated at the lower of cost or market value, determined on the first-in, first-out basis. Market is net realizable value for finished goods and replacement cost for raw materials and work in process. Inventories at December 31, 1998 and 1997 consisted of the following:

                                                                                      1998              1997
                                                                                    ----------        ----------
              Raw materials                                                         $1,671,180        $1,531,389
              Work in progress                                                         318,128            21,773
              Finished goods                                                           153,706            28,936
                                                                                    ----------        ----------
                                                                                    $2,143,014        $1,582,098
                                                                                    ----------        ----------
                                                                                    ----------        ----------

      VEHICLES AND EQUIPMENT

      Vehicles and equipment are stated at cost, less accumulated depreciation and amortization. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the lives of the assets are capitalized.

      Depreciation is computed using the straight-line method based on the estimated useful lives of the various assets. The estimated useful lives of the assets are as follows at December 31, 1998 and 1997:

                                                                                        USEFUL LIVES
                                                                                   -----------------------
              Vehicles                                                             Five years
              Office furniture and equipment                                       Five-seven years
              Shop equipment                                                       Seven years
              Leasehold improvements                                               Up to ten years

      INTANGIBLE ASSETS

               GOODWILL

               The excess of the purchase price over the fair value of the net identifiable assets of the businesses acquired is amortized ratably over 15 years. The Company reviews goodwill to assess recoverability whenever events or changes in circumstances indicate that its carrying value may not be recoverable. In performing such reviews, the Company estimates the future cash flows expected to result from each entity. If the sum of the expected future cash flows (undiscounted and without interest charges) were to be less than the carrying amount, an impairment loss would be recognized based on the difference between carrying values and estimated fair market value. As a result of such reviews, no impairment loss has been recognized. Accumulated amortization of goodwill at December 31, 1998 and 1997 was approximately $40,000 and $33,000, respectively.

               COVENANTS NOT TO COMPETE

               Covenants not to compete were recorded in connection with the business acquisitions at a cost of $410,000. Amortization was computed on a straight-line basis over the contractual period of three years. The covenants were fully amortized at December 31, 1997.

      COMPREHENSIVE INCOME

      The Company reports comprehensive income in the statements of operations. Net income is the sole component of comprehensive income.

      INCOME TAXES

      The Company, with the consent of its stockholders, elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal or state corporate income taxes on its taxable income and is not allowed a net operating loss carryforward or carryback as a deduction. Instead, the stockholders are liable for individual federal income taxes on their respective shares of the Company's taxable income and include their respective shares of the Company's net operating loss in their individual income tax returns. Accordingly, no provision for federal or state income taxes has been included in these financial statements. Certain states impose a franchise tax on the taxable income of the Company. Such taxes are included in selling, general, and administrative expenses on the accompanying statements of operations.

      The Company customarily makes cash distributions from earnings to the stockholders for their liability arising from the taxable income passed through to them.

      WARRANTY CLAIMS

      Provisions for warranty claims are recorded based on historical experience (Note 4).

      MEDICAL INSURANCE

      During April 1998, the Company became partially self-insured for medical and dental claims. The Company has accrued for its medical claims based on an assessment of claims outstanding as well as an estimate, based on experience, of incurred medical claims which have not yet been reported.

      REVENUE RECOGNITION

      The Company's revenues are from sales of specific products and construction of custom installations under contracts. Revenues from sales from specific products are recorded when title transfers, which is typically when shipment occurs. Revenues from contracts are recorded on the percentage-of-completion method of accounting, measured on the basis of costs incurred to estimated total costs, which approximates contract performance to date. Approximately 57%, 63%, and 65% of the Company's revenues and approximately 54%, 58%, and 63% of the related costs of revenue were from contracts for the years ended December 31, 1998, 1997, and 1996, respectively. Provisions for losses on uncompleted contracts are made in the period in which it is determined that a contract will ultimately result in a loss.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

      The carrying amounts of long-term debt approximate fair value based on the borrowing rates currently available to the Company for loans with similar terms and average maturities.

      CONCENTRATION OF CREDIT RISK

      Financial instruments which potentially subject the Company to concentration of credit risk consist principally of trade receivables. The Company's concentration of credit risk within the construction industry is somewhat mitigated by the large number of customers comprising the Company's customer base and their geographical dispersion. In addition, a majority of the Company's revenue is derived from educational institutions. Most public school projects require performance bonds from general contractors that allow the Company to make bond claims or file liens in the event of nonpayment for bonafide contract work performed. Ultimately, the taxing authority of municipalities and public school districts provides much of the funding for the Company's business. In the opinion of management, no concentration of credit risk exists at December 31, 1998 and 1997.

  3.  VEHICLES, EQUIPMENT, AND LEASEHOLD IMPROVEMENTS

      Vehicles, equipment, and leasehold improvements are as follows at December 31, 1998 and 1997:

                                                                                       1998             1997
                                                                                   ------------       -----------
              Vehicles                                                             $    293,817       $   248,830
              Office furniture and equipment                                            403,459           363,082
              Shop equipment                                                            458,814           437,793
              Leasehold improvements                                                    548,823           485,897
                                                                                   ------------       -----------
                                                                                      1,704,913         1,535,602
              Less accumulated depreciation and amortization                           (708,594)         (474,505)
                                                                                   ------------       -----------
              Vehicles, equipment, and leasehold improvements, net                  $   996,319        $1,061,097
                                                                                   ------------       -----------
                                                                                   ------------       -----------

      Deprecation and amortization expense for the years ended December 31, 1998, 1997, and 1996 was approximately $267,000, $214,000, and $153,000, respectively.


  4.  ACCRUED EXPENSES

      Accrued expenses are as follows at December 31, 1998 and 1997:


                                                                                      1998              1997
                                                                                    ----------        ----------
              Accrued salaries, wages, and benefits                                 $  593,658        $  484,523
              Accrued warranty                                                         198,128           173,173
              Accrued pension cost (Note 9)                                            150,987           121,235
              Other                                                                    422,053           287,275
                                                                                    ----------        ----------
                                                                                    $1,364,826        $1,066,206
                                                                                    ----------        ----------
                                                                                    ----------        ----------


  5.  CONTRACTS IN PROGRESS

      The status of contract costs on uncompleted construction contracts was as follows at December 31, 1998:

                                                                  COSTS AND       BILLINGS IN
                                                                  ESTIMATED        EXCESS OF
                                                                 EARNINGS IN       COSTS AND
                                                                  EXCESS OF        ESTIMATED
                                                                  BILLINGS          EARNINGS           TOTAL
                                                                  -----------      -----------       -----------
              Cost and estimated earnings                         $ 2,663,385      $ 1,347,570       $ 4,010,955
              Billings                                              1,791,891        2,015,367         3,807,258
                                                                  -----------      -----------       -----------
                                                                  $   871,494      $  (667,797)      $   203,697
                                                                  -----------      -----------       -----------
                                                                  -----------      -----------       -----------

      The status of contract costs on uncompleted construction contracts was as follows at December 31, 1997:


                                                                  COSTS AND       BILLINGS IN
                                                                  ESTIMATED        EXCESS OF
                                                                 EARNINGS IN       COSTS AND
                                                                  EXCESS OF        ESTIMATED
                                                                  BILLINGS          EARNINGS           TOTAL
                                                                  -----------      -----------       -----------
              Cost and estimated earnings                         $ 2,157,341      $ 1,091,532       $ 3,248,873
              Billings                                              1,451,431        1,632,447         3,083,878
                                                                  -----------      -----------       -----------
                                                                  $   705,910      $  (540,915)      $   164,995
                                                                  -----------      -----------       -----------
                                                                  -----------      -----------       -----------

      Accounts receivable at December 31, 1998 and 1997 included amounts billed but not yet paid by customers under retainage provisions of approximately $1,069,000 and $546,000, respectively. Such amounts are generally due within one year.


  6.  ACQUISITION OF AKI SYSTEMS

      On September 16, 1996, the Company purchased certain assets of A.K.I. Inc. ("AKI") for approximately $947,000, payable in the form of a $200,000 promissory note due in 2001, a $200,000 promissory note due in 1997, a $455,000 note payable due in 2001, and $92,000 in cash. Following the purchase, AKI became a division of the Company.

      The acquisition was accounted for using the purchase accounting method, and accordingly, the results of operations of AKI were included in the financial statements on a prospective basis from the date of the acquisition. The purchase price was allocated based on the fair values of the assets acquired at the date of the acquisition. The excess of the purchase price over the assets acquired was approximately $30,000 and is being amortized on a straight-line basis over 15 years.


  7.  DEBT

      Debt consists of the following at December 31, 1998 and 1997:

                                                                                               1998              1997
                                                                                            -----------      ------------
     Revolving line of credit                                                               $   226,510      $     99,840

     Note payable to a bank, payable in monthly installments of $9,688 including interest at the bank's reference rate plus 1% (currently 9.25%), final payment due October 2001, secured by a UCC-1 filing covering certain assets, personally guaranteed by the stockholders, includes subordination
     of stockholders' loans                                                                     280,408           364,417


                                                                                               1998              1997
                                                                                            -----------      ------------

     Note payable to a bank, payable in monthly installments of $622 including
     interest at 9%, final payment due August 2002, collateralized by a vehicle                  23,247            28,548

     Note payable to a bank, payable in monthly installments of $413 including
     interest at 8.75%, final payment due May 2001, collateralized by a vehicle                  10,756            14,586

     Note payable to a bank, payable in monthly installments of $390 including interest at 8.75%, final payment due April 2001, collateralized by a
     vehicle                                                                                      9,849            13,494

     Note payable to a bank, payable in monthly installments of $443 including interest at 9.75%, final payment due April 2001, collateralized by a
     vehicle                                                                                     11,074            15,112

     Two notes payable to a bank, payable in monthly installments of $610 each including interest at 9%, final payment due May 2001, collateralized by two
     vehicles                                                                                    35,010                 0

     Note payable to a bank, payable in monthly installments of $663 including
     interest at 7.5%, final payment due December 2001, collateralized by a truck                21,302                 0
                                                                                              ---------           -------
                                                                                                618,156           535,997

     Notes to stockholders and related party (Note 10)                                        1,017,283           975,841
                                                                                              ---------           -------
              Total debt                                                                      1,635,439         1,511,838

     Less current portion                                                                      (833,812)         (617,954)
                                                                                              ---------           -------
     Long-term debt                                                                         $   801,627       $   893,884
                                                                                              ---------           -------
                                                                                              ---------           -------


      The line-of-credit agreement, as amended, allows the Company to borrow up to $2,000,000. Interest is calculated at the bank's reference rate plus .5% (8.25% at December 31, 1998) and is payable monthly.

      The line of credit is collateralized by substantially all of the assets of the Company and matured April 30, 1999. Subsequent to April 30, 1999, the company extended the maturity date of the line of credit to October 31, 1999. In connection with the acquisition discussed in Note 12, the outstanding balance on the line of credit was repaid as part of the acquisition. In addition, the line of credit contains restrictive covenants which, among other things, require the Company to maintain a minimum tangible net worth, as defined, and to maintain certain financial ratios, as defined. Other restrictions include limitations on indebtedness and investments. The Company was in compliance with the restrictive covenants at December 31, 1998 and 1997. At December 31, 1998, available borrowings were approximately $1,774,000.

      At December 31, 1998, the scheduled maturity of long-term debt, including stockholders' and related-party debt, is as follows:



                       1999                                                                  $   833,812
                       2000                                                                      315,715
                       2001                                                                      106,187
                       2002                                                                      179,725
                       Thereafter                                                                200,000
                                                                                              ----------
                                                                                              $1,635,439
                                                                                              ----------
                                                                                              ----------

  8.  ADVERTISING COSTS

      The Company expenses advertising costs when they are incurred. Advertising expense amounted to approximately $226,000, $155,000, and $134,000 in 1998, 1997, and 1996, respectively.


  9.  EMPLOYEE BENEFIT PLANS

      Effective January 1, 1996, the Company offered substantially all of its nonunion employees a qualified contributory 401(k) plan. Participation is based on years of service and provides for full vesting after five years. The Company's annual funding is discretionary and limited to the maximum amount deductible for federal tax purposes. The Company's contributions to the 401(k) plan for the years ended December 31, 1998, 1997, and 1996 were approximately $150,000, $121,000, and $42,000, respectively.

      A number of the Company's employees are covered by union-sponsored, collectively bargained multiemployer pension plans. The Company contributed and charged to expense approximately $453,000, $430,000, and $297,000 for the years ended December 31, 1998, 1997, and 1996, respectively. These contributions are determined in accordance with the provisions of the negotiated labor contracts and are generally based on the number of man-hours worked.


10.   RELATED-PARTY TRANSACTIONS

      Notes to stockholders and related party as of December 31, 1998 and 1997 consisted of the following:


                                                                                                 1998             1997
                                                                                              -----------       ----------
     Stockholders:
         Unsecured note payable to stockholders with principal and interest on
         demand, with interest at 10% per annum                                               $   256,894         $256,894

         Unsecured note payable to stockholders with principal and interest on
         demand, with interest at 10% per annum                                                   130,000          130,000



                                                                                                 1998             1997
                                                                                              -----------       ----------

         Unsecured note payable to a stockholder due June 6, 2000, with interest at
         10% per annum                                                                        $   170,000         $170,000

         Unsecured note payable to stockholders due October 15, 2002, with interest
         at 10% per annum                                                                         176,399          176,399

         Unsecured note payable to stockholders due August 19, 1999, with interest
         at 10% per annum                                                                          65,443                0

         Unsecured note payable to stockholders due August 28, 2006, with interest
         at 10% per annum                                                                         200,000          200,000
                                                                                              -----------       ----------
                                                                                                  998,736          933,293

     Related party:
         Unsecured note payable to Michael and Marcella Lawer, due in monthly installments of $2,125, including interest at 10%, final payment due
         October 20, 1999                                                                          18,547           42,548
                                                                                              -----------       ----------
                                                                                               $1,017,283         $975,841
                                                                                              -----------       ----------
                                                                                              -----------       ----------

      The Company leases three manufacturing facilities and three sales offices from related parties under noncancelable operating leases which expire at various times through 2016. Rental expense under these noncancelable leases amounted to approximately $368,000, $209,000, and $60,000 in 1998, 1997, and 1996, respectively (Note 11).

      In the opinion of management, the terms of these leases and the interest rates on the stockholders' and related-party notes are as favorable as those which could be obtained from unrelated lessors and creditors.


11.   COMMITMENTS AND CONTINGENCIES

      The Company conducts its operations from facilities and sales offices that are leased under noncancelable operating leases in various locations ranging from 6 months to 18 years. The Company also leases vehicles and equipment under operating leases that expire over the next one to three years. Annual rentals under these leases, including related-party leases, were approximately $494,000, $372,000, and $211,000 for 1998, 1997, and
      1996, respectively. Future minimum lease payments under noncancelable leases, including related-party leases, at December 31, 1998 are as follows:


                       1999                                                                  $   538,430
                       2000                                                                      454,061
                       2001                                                                      361,846
                       2002                                                                      286,816
                       Thereafter                                                              2,686,760
                                                                                              ----------
                                                                                              $4,327,913
                                                                                              ----------
                                                                                              ----------


      Approximately 24% of the Company's total labor force is covered by collective bargaining agreements. Five collective bargaining agreements representing 24% of the Company's total labor force will expire within one year. In connection with the acquisition discussed in Note 12, the Company entered into new collective bargaining agreements with its labor force expiring in 2001.

      The Company is subject to routine lawsuits incidental to its business. In the opinion of management, based on its examination of such matters and discussions with counsel, the ultimate resolution of all pending or threatened litigation, claims, and assessments will have no material adverse effect on the Company's consolidated financial position, liquidity, or results of operations.


12.   SUBSEQUENT EVENT

      On August 19, 1999, all of the outstanding stock of the Company was purchased by PolyVision Corporation ("PolyVision"), a New York corporation, for approximately $30,000,000 in a combination of cash and preferred stock of PolyVision. The transaction will be accounted for as a purchase, and as such, the purchase price will be allocated based on the fair values of the assets and liabilities at the date of the acquisition.